Exhibit 99.1

Okta Announces Record Second Quarter Fiscal 2018 Financial Results

•	Q2 total revenue up 63% year-over-year; subscription revenue up 68% year-over-year

•	Q2 GAAP operating margin improved by 10 percentage points year-over-year; Non-GAAP operating margin improved by 20 percentage points, year-over-year

•	Named a leader and positioned highest in "ability to execute" in Gartner’s June 2017 Magic Quadrant for Access Management, Worldwide

•	Company had record attendance at Oktane17 in August, with registration growing over 50% year-over-year

SAN FRANCISCO – September 7, 2017 – Okta, Inc. (NASDAQ: OKTA), the leading independent provider of identity for the enterprise, today announced financial results for its second fiscal quarter ended July 31, 2017.
“We had a very strong second quarter with revenue up 63% year-over-year while operating margin improved significantly once again,” said Todd McKinnon, CEO of Okta. “We also had record attendance last week at Oktane17, our annual customer and partner conference. We were thrilled to have had over 2,400 registrants, representing growth of more than 50% year-over-year, and we announced a number of new and exciting product enhancements. With these enhancements, we further extended our leadership in identity management. The Okta Identity Cloud remains the leading independent and neutral cloud identity solution to manage and secure the extended enterprise and transform the customer experience.”

Second Quarter Fiscal 2018 Financial Highlights:

•	Revenue: Total revenue was $61.0 million, an increase of 62.9% year-over-year. Subscription revenue was $56.1 million, an increase of 67.7% year-over-year.

•
Operating Loss: GAAP operating loss was $27.2 million, or 44.5% of total revenue, compared to $20.6 million in the second quarter of fiscal 2017, or 54.9% of total revenue. Non-GAAP operating loss was $15.2 million, or 24.9% of total revenue, compared to $16.9 million in the second quarter of fiscal 2017, or 45.0% of total revenue.

•
Net Loss: GAAP net loss was $27.0 million, compared to $20.6 million in the second quarter of fiscal 2017. GAAP net loss per share was $0.29, compared to $1.10 in the second quarter of fiscal 2017. Non-GAAP net loss was $15.0 million, compared to $16.9 million in the second quarter of fiscal 2017. Non-GAAP net loss per share was $0.16, compared to $0.90 in the second quarter of fiscal 2017.

•
Cash Flow: Net cash used in operations was $6.2 million, compared to $11.8 million in the second quarter of fiscal 2017. Free cash flow was negative $10.5 million, or 17.2% of total revenue, compared to negative $15.0 million, or 40.2% of total revenue, in the second quarter of fiscal 2017.

•	Cash, cash equivalents and short term investments were $213.2 million as of July 31, 2017.

The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures and a reconciliation between historical GAAP and non-GAAP information is contained in the tables below.

Financial Outlook:
For the third quarter of fiscal 2018, the Company currently expects:

•	Total revenue of $62.0 to $63.0 million

•	Non-GAAP operating loss of $23.5 to $22.5 million

•	Non-GAAP net loss per share of $0.25 to $0.24 assuming shares outstanding of approximately 94.0 million

For the full fiscal 2018, the Company now expects:

•	Total revenue of $243.0 to $245.0 million

•	Non-GAAP operating loss of $78.4 to $76.4 million

•	Non-GAAP net loss per share of $0.98 to $0.95 assuming shares outstanding of approximately 80.6 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Okta has not reconciled its expectations as to non-GAAP operating loss and non-GAAP net loss per share to their most directly comparable GAAP measure because certain items are out of Okta’s control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP operating loss and non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:
Okta will host a conference call and live webcast for analysts and investors at 2:00 p.m. pacific time on September 7, 2017. The news release with the financial results will be accessible from the Company’s website at investor.okta.com prior to the conference call. Interested parties can access the call by dialing 888-378-4361 or 719-325-4747, using the passcode 3768251.
A live webcast of the conference call will be accessible from the Okta investor relations website at investor.okta.com. A telephonic replay of the conference call will be available through September 21, 2017 and may be accessed by dialing 888-203-1112 or 719-457-0820, using the passcode 3768251.

Non-GAAP Financial Measures:
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and calculated billings. Certain of these non-GAAP financial measures exclude stock-based compensation and amortization of intangible assets.
Okta believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Okta’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Okta urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.

Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Okta’s control. Okta’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Okta’s Prospectus filed with the Securities and Exchange Commission effective on April 6, 2017 as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our products may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; assertions by third parties that we violate their intellectual property rights could substantially harm our business; a network or data security incident that allows unauthorized access to our network or data or our customers’ data could harm our reputation, create additional liability and adversely impact our financial results; the risk of interruptions or performance problems, including a service outage, associated with our technology; we face intense competition in our market; weakened global economic conditions may adversely affect our industry; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Okta’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Okta undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Okta’s views as of any date subsequent to the date of this press release.

About Okta
Okta is the leading independent provider of identity for the enterprise. The Okta Identity Cloud connects and protects employees of many of the world's largest enterprises. It also securely connects enterprises to their partners, suppliers and customers. With deep integrations to over 5,000 applications, the Okta Identity Cloud enables simple and secure access for any user from any device. Thousands of customers, including 20th Century Fox, Adobe, Dish Networks, Experian, Flex, LinkedIn, and News Corp, trust Okta to help them work faster, boost revenue and stay secure. Okta helps customers fulfill their missions faster by making it safe and easy to use the technologies they need to do their most significant work. Learn more at www.okta.com.

About Gartner
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Investor Contact:
Catherine Buan
investor@okta.com
415-604-3346

Media Contact:
Lindsay Life
lindsay.life@okta.com
888-722-7871

OKTA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016

Revenue
Subscription	$56,080	$33,439	$104,437	$61,002
Professional services and other	4,915	3,997	9,565	8,221
Total revenue	60,995	37,436	114,002	69,223
Cost of revenue
Subscription (1)	12,691	8,466	23,848	15,926
Professional services and other (1)	6,991	5,314	13,297	10,233
Total cost of revenue	19,682	13,780	37,145	26,159
Gross profit	41,313	23,656	76,857	43,064
Operating expenses
Research and development (1)	16,923	9,655	32,282	18,421
Sales and marketing (1)	39,597	28,421	76,777	54,822
General and administrative (1)	11,948	6,142	23,587	13,087
Total operating expenses	68,468	44,218	132,646	86,330
Operating loss	(27,155)	(20,562)	(55,789)	(43,266)
Other income, net	382	56	363	88
Loss before income taxes	(26,773)	(20,506)	(55,426)	(43,178)
Provision for income taxes	229	95	477	176
Net loss	$(27,002)	$(20,601)	$(55,903)	$(43,354)

Net loss per common share, basic and diluted	$(0.29)	$(1.10)	$(0.83)	$(2.32)

Weighted-average shares used to compute net loss per common share	93,576	18,802	67,125	18,687

___________________________________

(1)	Amounts include share-based compensation expense as follows (in thousands):

	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016

Cost of subscription revenue	$1,056	$446	$1,742	$839
Cost of professional services and other revenue	738	313	1,207	586
Research and development	4,438	736	7,739	1,354
Sales and marketing	3,021	1,412	5,396	2,766
General and administrative	2,725	757	4,800	1,488
Total share-based compensation expense	$11,978	$3,664	$20,884	$7,033

OKTA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31, 2017	January 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$126,464	$23,282
Short-term investments	86,755	14,390
Accounts receivable, net of allowances of $1,261 and $1,306	35,304	34,544
Deferred commissions	13,279	13,549
Prepaid expenses and other current assets	12,884	7,025
Total current assets	274,686	92,790
Property and equipment, net	13,302	11,026
Deferred commissions, noncurrent	9,248	10,050
Intangible assets, net	11,051	9,155
Goodwill	6,282	2,630
Other assets	1,658	4,984
Total assets	$316,227	$130,635
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,848	$11,897
Accrued expenses and other current liabilities	4,399	5,853
Accrued compensation	11,334	9,866
Deferred revenue	127,218	108,012
Total current liabilities	152,799	135,628
Deferred revenue, noncurrent	4,108	5,711
Other liabilities, noncurrent	6,451	4,947
Total liabilities	163,358	146,286
Commitments and contingencies
Redeemable convertible preferred stock	—	227,954
Stockholders’ equity (deficit):
Preferred stock	—	—
Class A common stock	2	—
Class B common stock	8	2
Additional paid-in capital	496,801	44,469
Accumulated other comprehensive income (loss)	70	(167)
Accumulated deficit	(344,012)	(287,909)
Total stockholders’ equity (deficit)	152,869	(243,605)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$316,227	$130,635

OKTA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six Months Ended July 31,
	2017	2016

Operating activities:
Net loss	$(55,903)	$(43,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion	3,288	1,972
Stock-based compensation	20,884	7,033
Amortization of deferred commissions	8,333	6,389
Other	689	(114)
Changes in operating assets and liabilities:
Accounts receivable	(1,311)	690
Deferred commissions	(7,261)	(6,122)
Prepaid expenses and other assets	(5,940)	(3,403)
Accounts payable	1,183	1,650
Accrued compensation	2,562	(2,901)
Accrued expenses and other liabilities	(52)	(169)
Deferred revenue	17,604	11,456
Net cash used in operating activities	(15,924)	(26,873)
Investing activities:
Capitalization of internal-use software costs	(2,743)	(2,325)
Purchases of property and equipment and other	(5,156)	(3,029)
Net purchases of securities available for sale	(72,403)	7,207
Net cash provided by (used in) investing activities	(80,302)	1,853
Financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	199,948	—
Other financing activities	(395)	(289)
Net cash provided by (used in) financing activities	199,553	(289)
Effects of changes in foreign currency exchange rates on cash and cash equivalents	134	(54)
Net increase (decrease) in cash, cash equivalents and restricted cash	103,461	(25,363)
Cash, cash equivalents and restricted cash at beginning of year	23,282	58,081
Cash, cash equivalents and restricted cash at end of year	$126,743	$32,718

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Six Months Ended July 31, 2017
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP
Costs and expenses:
Cost of subscription services	$23,848	$(1,742)	$(4)	$22,102
Cost of professional services	13,297	(1,207)	—	12,090
Gross profit	76,857	2,949	4	79,810
Gross margin	67%	3%	—	70%
Research and development	32,282	(7,739)	—	24,543
Sales and marketing	76,777	(5,396)	—	71,381
General and administrative	23,587	(4,800)	—	18,787
Operating loss	(55,789)	20,884	4	(34,901)
Operating margin	(49)%	18%	—	(31)%
Net loss	$(55,903)	$20,884	$4	$(35,015)
Net loss per share (1)	$(0.83)	$0.31	$—	$(0.52)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 67,125 basic and diluted weighted-average shares of common stock.

	Six Months Ended July 31, 2016
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP
Costs and expenses:
Cost of subscription services	$15,926	$(839)	$(94)	$14,993
Cost of professional services	10,233	(586)	—	9,647
Gross profit	43,064	1,425	94	44,583
Gross margin	62%	2%	—	64%
Research and development	18,421	(1,354)	—	17,067
Sales and marketing	54,822	(2,766)	—	52,056
General and administrative	13,087	(1,488)	—	11,599
Operating loss	(43,266)	7,033	94	(36,139)
Operating margin	(63)%	10%	1%	(52)%
Net loss	$(43,354)	$7,033	$94	$(36,227)
Net loss per share (1)	$(2.32)	$0.38	$—	$(1.94)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 18,687 basic and diluted weighted-average shares of common stock.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31, 2017
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP
Costs and expenses:
Cost of subscription services	$12,691	$(1,056)	$—	$11,635
Cost of professional services	6,991	(738)	—	6,253
Gross profit	41,313	1,794	—	43,107
Gross margin	68%	3%	—	71%
Research and development	16,923	(4,438)	—	12,485
Sales and marketing	39,597	(3,021)	—	36,576
General and administrative	11,948	(2,725)	—	9,223
Operating loss	(27,155)	11,978	—	(15,177)
Operating margin	(45)%	20%	—	(25)%
Net loss	$(27,002)	$11,978	$—	$(15,024)
Net loss per share (1)	$(0.29)	$0.13	$—	$(0.16)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 93,576 basic and diluted weighted-average shares of common stock.

	Three Months Ended July 31, 2016
	GAAP	Stock-based compensation	Amortization of acquired intangibles	Non-GAAP
Costs and expenses:
Cost of subscription services	$8,466	$(446)	$(47)	$7,973
Cost of professional services	5,314	(313)	—	5,001
Gross profit	23,656	759	47	24,462
Gross margin	63%	2%	—	65%
Research and development	9,655	(736)	—	8,919
Sales and marketing	28,421	(1,412)	—	27,009
General and administrative	6,142	(757)	—	5,385
Operating loss	(20,562)	3,664	47	(16,851)
Operating margin	(55)%	10%	—	(45)%
Net loss	$(20,601)	$3,664	$47	$(16,890)
Net loss per share (1)	$(1.10)	$0.19	$0.01	$(0.90)

(1) GAAP and Non-GAAP net loss per common share calculated based upon 18,802 basic and diluted weighted-average shares of common stock.

OKTA, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands)
(unaudited)

Free Cash Flow
	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Net cash used in operating activities	$(6,238)	$(11,838)	$(15,924)	$(26,873)
Less:
Purchases of property and equipment	(2,708)	(2,102)	(5,156)	(3,029)
Capitalized internal-use software costs	(1,535)	(1,093)	(2,743)	(2,325)
Free Cash Flow	$(10,481)	$(15,033)	$(23,823)	$(32,227)
Net cash provided by (used in) investing activities	(88,519)	1,012	(80,302)	1,853
Net cash provided by (used in) financing activities	(555)	48	199,553	(289)
Free Cash Flow Margin	(17)%	(40)%	(21)%	(47)%

Calculated Billings
	Three Months Ended July 31,		Six Months Ended July 31,
	2017	2016	2017	2016
Total revenue	$60,995	$37,436	$114,002	$69,223
Add:
Deferred revenue (end of period)	131,326	90,981	131,326	90,981
Less:
Deferred revenue (beginning of period)	(120,644)	(81,962)	(113,723)	(79,525)
Calculated Billings	$71,677	$46,455	$131,605	$80,679